                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                FARBERWARE INC.,

                            FAR-B ACQUISITION CORP.,

                              SYRATECH CORPORATION,

                                       AND

                           LIFETIME HOAN CORPORATION,





                                      DATED

                                FEBRUARY 2, 1996









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                                TABLE OF CONTENTS


                                                                    Page

1.    Sale and Purchase of Assets...................................   1
      1.1   Sale and Purchase of Assets.............................   1
      1.2   Excluded Assets.........................................   3
      1.3   Assignment of Contracts.................................   4
      1.4   Obtaining Permits and Licenses..........................   6
      1.5   Assumed Liabilities of the Buyer, Syratech and Lifetime.   7
      1.6   Excluded Liabilities....................................   7

2.    Purchase Price................................................   8
      2.1   Purchase Price..........................................   8
      2.2   Determination of Purchase Price.........................   8
      2.3   Payment of Purchase Price...............................  10

3.    Closing.......................................................  11
      3.1   Date of Closing.........................................  11
      3.2   Termination.............................................  11

4.    Representations and Warranties of Seller......................  12
      4.1   Organization, Standing and Authority of Seller..........  12
      4.2   Authorization of Agreement..............................  12
      4.3   Consents of Third Parties...............................  12
      4.4   Financial Statements....................................  13
      4.5   Absence of Certain Changes..............................  13
      4.6   No Material Adverse Change..............................  14
      4.7   Title to Properties; Encumbrances.......................  14
      4.8   Taxes...................................................  14
      4.9   Unfilled Orders.........................................  14
      4.10  Products Liability......................................  14
      4.11  Contracts...............................................  14
      4.12  Litigation; Compliance with Laws........................  15
      4.13  Intellectual Property...................................  15
      4.14  Permits.................................................  16
      4.15  Labor Relations.........................................  17

5.    Representations and Warranties of Buyer, Syratech and Lifetime  17
      5.1   Buyer's Organization....................................  17
      5.2   Authorization of Agreement..............................  17
      5.3   Consents of Third Parties...............................  17
      5.4   Litigation..............................................  18
      5.5   Financing...............................................  18

6.    Further Agreements of the Parties.............................  18
      6.1   Access to Information...................................  18
      6.2   Conduct of the business Pending the Closing.............  19
      6.3   Employee and Employee Benefit Matters...................  20
      6.4   Other Action............................................  20
      6.5   Notices.................................................  20





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                                                                    Page

      6.6   HSR Filings.............................................  21
      6.7   Expenses................................................  21
      6.8   Publicity...............................................  21
      6.9   Transfer Taxes..........................................  21
      6.10  Supplement to Disclosures...............................  21
      6.11  Preservation of Records.................................  21
      6.12  Certain Post-Closing Assistance by the Buyer............  22
      6.13  Use of Trade names and Trademarks.......................  23
      6.14  Corporate Name..........................................  23
      6.15  Accounts Receivable.....................................  23
      6.16  Manufacturing Agreement.................................  24
      6.17  Confidentiality.........................................  24
      6.18  [This Section Intentionally Omitted.]...................  24
      6.19  Commission Obligations..................................  24
      6.20  Product Liability Insurance.............................  24
            ........................................................  25
      6.21  Australian Inventory....................................  25
      6.22  Buyer's Right to Purchase Certain Goods.................  25

7.    Conditions of Closing.........................................  25
      7.1   Conditions Precedent to Obligations of Buyer............  25
      7.2   Conditions Precedent to Obligations of Seller...........  26

8.    Closing Deliveries............................................  27
      8.1   Documents to be Delivered by Seller.....................  27
      8.2   Documents to be Delivered by Buyer, Syratech and Lifetime 28
      8.3   Other Deliveries........................................  28

9.    Indemnification and Related Matters...........................  29
      9.1   Indemnification.........................................  29
      9.2   Determination of Damages and Related Matters............  31
      9.3   Time and Manner of Certain Claims.......................  32
      9.4   Defense of Claims by Third Parties......................  32

10.   Miscellaneous.................................................  33
      10.1  Bulk Sales Compliance...................................  33
      10.2  Finders.................................................  34
      10.3  Entire Agreement........................................  34
      10.4  Jurisdiction and Governing Law..........................  34
      10.5  Schedules; Tables of Contents and Headings..............  35
      10.6  Notices.................................................  35
      10.7  Separability............................................  36
      10.8  Waiver..................................................  36
      10.9  Binding Effect; Assignment..............................  37
      10.10 Best Knowledge..........................................  37
      10.11 Counterparts............................................  38






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                            ASSET PURCHASE AGREEMENT

             The parties to this Asset Purchase Agreement, dated February 2, 1996 (this "Agreement") are FARBERWARE INC., a Delaware corporation ("Seller"), FAR-B ACQUISITION CORP., a Delaware corporation ("Buyer"), SYRATECH CORPORATION, a Delaware corporation and owner, through a wholly-owned subsidiary, of all of the capital stock of Buyer ("Syratech") and LIFETIME HOAN CORPORATION, a Delaware corporation ("Lifetime"), with Syratech and Lifetime jointly and severally being guarantors of all of the obligations of Buyer.

             Seller manufactures and distributes aluminum clad stainless steel cookware and kitchen appliances, and owns and licenses certain intellectual property rights and leases and operates retail outlet stores (collectively, the "Business").

Seller wishes to sell, and Buyer and Lifetime wish to purchase, certain of the assets and properties used in the Business. As part of such purchase and sale, Buyer and Lifetime are willing to assume and Syratech is willing to guarantee certain obligations and liabilities of the Business as expressly set forth herein. It is therefore agreed as follows:

1. Sale and Purchase of Assets.
   ----------------------------

                 SALE AND PURCHASE OF ASSETS. Subject to the terms and conditions of this Agreement, at the closing referred to in Section 3 (the "Closing"), Seller shall sell, assign, transfer, convey and deliver to Buyer and Lifetime, and Buyer and Lifetime shall purchase, acquire and accept from Seller, all of the Seller's right, title and interest in and to all of the assets, properties and rights of Seller of every kind and description, real, personal and mixed, tangible and intangible, wherever situated, other than the Excluded Assets (defined below), with such changes, deletions or additions thereto as may occur from the date hereof to the Closing in the ordinary course of business and consistent with the terms and conditions of this Agreement (the "ASSETS") including but not limited to the following:

               (a) the Selected Tangible Property. As used in this Agreement, the term "Selected Tangible Property" means (i) all building fixtures and leasehold improvements located at the outlet stores operated




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by the Seller (the "Existing Farberware Stores"), (ii) all display racks, furniture, and other equipment and other tangible personal property owned by the Seller and located at the Existing Farberware Stores, (iii) all of the Seller's tools, dies and molds, and spare parts and components thereof, and (iv) such of the Seller's machinery, equipment (including computers and related accessories, equipment, peripherals and software to the extent transferable without violation of rights of third parties and at no cost to Seller) spare parts and other supplies of all kinds, and other tangible personal property (excluding for purposes of this definition, Inventory (as defined below) and raw materials used in the manufacture of Inventory, it being intended that Inventory and such raw materials shall not be deemed to be included in the term "Selected Tangible Property") as Buyer shall select as provided in Section 8.3 for use by Buyer and Lifetime (it being intended that they shall not acquire any machinery, equipment or other tangible personal property for the purpose of resale), and also excluding leasehold improvements (other than hereinabove provided);

                 (b) all quantities of finished goods inventory, including wrapped goods, wherever located, including in transit, other than finished goods inventory located in Australia (the "Inventory");

                 (c) those contracts, agreements, leases, sales representative agreements, arrangements and/or commitments, which are listed on Schedule l.l(c) and all purchase orders for the Seller's products (collectively, the "CONTRACTS");

                 (d) copies or originals of all business and financial records, files, books and documents other than those relating solely to Excluded Assets or Excluded Liabilities;

                 (e) Seller's intellectual property (and all goodwill associated therewith), i.e., all of the rights of the Seller in, and with respect to, the trademarks, trade names, service marks, copyrights (including applications for, rights to acquire and other rights with respect to, any of the foregoing), licenses, technology, know-how, trade secrets, franchises, authorizations (and all documentation relating to the foregoing) of the Seller (to the extent transferable at no cost to Seller) used in the business of the Seller including, without limitation, (i) the name "Farberware" (including the right, subject to the Existing Farberware Licenses (defined below), to use and/or license the use of such name), (ii) the U.S. patents and registered trademarks listed on the schedule annexed hereto as Schedule 4.13, and (iii) all rights of the Seller under Existing Farberware Licenses (collectively "Intellectual Property"). As used herein: the term "Farberware Licenses" means licenses to manufacture (and/or cause to be


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manufactured) and/or market products under and using the "Farberware" name and trademark and includes, without limitation, the Existing Farberware Eicenses; and the term "Existing Farberware Licenses" means Farberware Licenses heretofore granted BY THE SELLER (OR ANY predecessor of the Seller) that are valid and subsisting and includes, without limitation, the license agreements listed on the annexed Schedule 4.13;

                f) all prepaid expenses of the Seller, except deposits and prepaid expenses relating to the Bronx Facilities (DEFINED BELOW) OR ANY other Excluded Assets;

               (g) all municipal, state and federal franchises, licenses, authorizations, permits and licenses of the Business other than those relating to the Excluded Assets or Excluded Liabilities (to the extent transferable at no cost to Seller) (the "PERMITS"), which are listed on Schedule 1. I(g) to be delivered within 5 business days after the date hereof: and

               (h) all computer equipment hardware and software (to the extent transferable without violation of rights of third parties and at no cost to Seller).

             1.2 EXCLUDED ASSETS. The parties to this Agreement expressly understand and agree that the Seller is not selling, assigning, transferring or conveying to the Buyer or Lifetime the following assets, rights and properties which are specifically excluded from the transactions contemplated by this Agreement (the "EXCLUDED Assets"):

               (a) the buildings, facilities and other fixtures (which term shall not include machinery and equipment needed or used in the manufacture of products) and leasehold improvements located thereon, at Seller's facilities located at 1500 Bassett Avenue, Bronx, New York and 415 Bruckner Boulevard, Bronx, New York (the "BRONX FACILITIES");

               (b) all cash and cash equivalents and all receivables of any type that arise prior to the Closing including accounts receivable end royalty receivables which royalty receivables are earned before 12.01 a.m. on the date of the Closing (the "Accounts Receivable") of the Business, including all notes, guarantees and collateral relating thereto;

(c) all furniture and furnishings (except file cabinets used in the storage of files) located at the Bronx Facilities;

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 (d) all raw materials and work in process other than Inventory, all finished inventory and wrapped goods sold prior to the Closing, whether or not later returned, and all finished goods inventory located in Australia;

               (e) all rights, obligations and liabilities arising out of or resulting from any contracts, agreements, leases, arrangements and/or commitments other than the Contracts, including as Excluded Assets all rights, obligations and liabilities arising out of or resulting from any collective bargaining agreement, oral or written, express or implied, between Seller and Drug, Chemical, Cosmetics, Plastics and Affiliated Industries Warehouse Employees, Local 815 (the "Union") and all contracts and agreements relating exclusively to the Excluded Assets or Excluded Liabilities;

               (f) amounts owed to Seller or claims by Seller against third parties, including any right or claim to insurance proceeds, refunds of any deposits (other than under the Store Leases (defined below) or Contracts), or prepayments or tax abatements for which Seller may have a claim with respect to the Assets or Business conducted prior to the Closing;

(g) the name "U.S. Industries" or derivations thereof;

(h) minute books, stock ledger records and related records of Seller;

(i) any insurance policies;

(j) all employee benefit plans and benefit arrangements of Seller and any assets thereof;

(1) any shares of capital stock; and

(m) automobile leases not assumed by Buyer pursuant to Section 6.3(a).

1.3 Assignment of Contracts.
- ----------------------------

               (a) CONTRACTS ASSIGNABLE WITHOUT CONSENT. Subject to the provisions of this Section 1.3, Seller shall assign to Buyer (or, in the case of leases for Existing Farberware Stores ("Store Leases") and other Contracts relating solely to any Existing Farberware Stores, Lifetime) and Buyer and Lifetime shall assume, as of the Closing, all of the rights and obligations of Seller under the respective Contracts (and under any of Seller's leases of office equipment which are assignable and which Buyer elects to assume in writing prior to the Closing), but only



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to the extent that the obligations under such Contracts (or leases) arise out of actions or events occurring after the Closing and provided that such assumed obligations shall in no event include liabilities arising from a breach of the Contracts prior to the Closing.

               (b) NONASSIGNABILITV. To the extent that any Contract or any claim, right or benefit arising thereunder or resulting therefrom is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the other party thereto, or any third person (including a government or governmental unit), or if such sale, assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict (the "Interests"), this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof, or an attempted assignment, transfer or conveyance thereof, unless, in the case of any Store Leases, Lifetime shall so elect in writing prior to the Closing, in which case the indemnification provisions of Section 9.1(b) shall apply. Seller shall use all reasonable efforts, and Buyer and Lifetime shall reasonably cooperate with Seller, to obtain all necessary approvals, consents or waivers, or to resolve any such impediments to transfer as necessary to convey to the Buyer and Lifetime each such Interest as soon as practicable; provided, however, that neither Seller nor the Buyer and Lifetime shall be obligated to pay any consideration therefore except for filing fees and other ordinary administrative charges which shall be paid by Buyer to the third party from whom such approval, consent or waiver is requested. If, by the Closing, Seller receives written objection to such proposed assignment to Lifetime from the landlord under any Store Leases, or, within 30 days after the Closing, Lifetime gets formal written notice of eviction from the landlord under any Store Leases for an Existing Farberware Store location as to which Seller gave Lifetime access without a required consent of the landlord (such Existing Farberware Stores as to which such written objection or formal written notice of eviction is so given being herein called the "unavailable Store Leases") with the result that there are 17 or more unavailable Store Leases, THEN the following shall apply: Seller will pay the Agreed Cost (defined below) to relocate that number of Existing Farberware Stores as to which there is an unavailable Store Lease and as to which Lifetime relocates such Existing Farberware Store within 30 days after the Closing such that: the total number of (i) Store Leases assigned to Lifetime at the Closing (which did not subsequently become unavailable Store Leases), plus
(ii) Existing Farberware Stores as to which Seller gave Lifetime access at the Closing without such

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assignment (which did not subsequently become unavailable Store Leases), plus
(iii) the number of Existing Farberware Stores which became unavailable Store Leases as to which Seller paid the Agreed Cost of relocation under this provision equals at least 33 Existing Farberware Stores. "Agreed Cost" means the actual cost to Lifetime of relocation of such Existing Farberware Store (excluding capital expenditures) up to a maximum of $7,500 per Existing Farberware Store relocated.

               (c) IF WAIVERS OR CONSENTS CANNOT BE OBTAINED. To the extent that any of the approvals, consents or waivers referred to in Section 1.3(b) have not been obtained by Seller as of the Closing, or until the impediments to transfer referred to in Section I .3(b) are resolved, except where Lifetime makes the election provided in Section 1.3(b) with respect to Store Leases. Seller shall, during the remaining term of such Interests, use all reasonable efforts, to (i) obtain the consent of any such third party; (ii) at the request of the Buyer and Lifetime, cooperate with the Buyer and Lifetime in any reasonable and lawful arrangements designed to provide the benefits of such Interests to the Buyer and Lifetime so long as the Buyer and Lifetime fully cooperates with Seller in such arrangements and promptly reimburses Seller for all payments made by Seller in connection therewith and Buyer, Syratech and Lifetime each indemnifies Seller with respect thereto; and (iii) enforce, at the request of the Buyer and Lifetime and at the expense and for the account of the Buyer and Lifetime, any rights of Seller arising from such Interests against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Interests in accordance with the terms thereof upon the advice of, and indemnification from, Buyer, Syratech and Lifetime).

             1.4 OBTAINING PERMITS AND LICENSES. Seller will assign, transfer or convey to the Buyer and Lifetime at the Closing those Permits that can be assigned without having to obtain the consent of any third party with respect thereto; provided, however, that Seller will cooperate with the Buyer and Lifetime in obtaining any third party consents necessary to the assignment or transfer of any of the Permits which are so assignable or transferable or, to the extent necessary, obtaining new permits. The failure of Seller to transfer any Permits shall not affect the respective rights, obligations, liabilities and indemnifications of Seller or the Buyer, Syratech or Lifetime under this Agreement.



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


1.5 ASSUMED LIABILITIES OF THE BUYER SYRATECH AND LIFETIME. The Buyer, Syratech and Lifetime shall, without any further responsibility or liability of or recourse to Seller or any of its affiliates or any of its or its affiliates' directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees, absolutely and irrevocably assume and be solely liable and responsible for only the following claims, liabilities and obligations arising out of the ownership of the Assets or the operation of the Business by Seller prior to the Closing (irrespective of when such claim is made) (the "ASSUMED LIABILITIES"):

                 (a) all liabilities and obligations under the Contracts, but only to the extent that the obligations under such Contracts arise out of actions or events occurring after the Closing and provided that such assumed obligations shall in no event include liabilities arising from a breach of the Contracts prior to the Closing;

                 (b) all obligations and liabilities with respect to warranties for replacement or repair of products manufactured or sold by Seller in the Business under (i) warranties that are set forth on printed warranty forms of Seller, copies of the current versions of which have previously been furnished to Buyer, (ii) warranties issued in the ordinary course of business pursuant to past customary practices and described in Schedule l.5(b), and (iii) other warranties issued pursuant to warranty policies and agreements described on Schedule l.5(b); and

                 (c) the obligations and liabilities incurred by Seller in the ordinary course of business associated with the basic on-going -business of Seller's non-manufacturing operations relating to the designing, marketing and selling of the Seller's products, including, but not limited to, for cooperative advertising commitments prorated or allocated, as the case may be, on the basis of sales by' Seller and Buyer before and after the Closing (thereby excluding cooperative advertising expense relating to sales prior to the Closing), fulfillment of sales orders and the like, in each case, which are listed on Schedule l.5(c).

             1.6 EXCLUDED LIABILITIES. Except to the extent specifically assumed pursuant to Section 1.5, the parties to this Agreement expressly understand and agree that none of Buyer, Syratech or Lifetime is assuming or shall be liable for any of the liabilities and obligations of Seller which are expressly excluded from the liabilities and obligations being assumed by them hereunder (hereinafter referred to as "EXCLUDED LIABILITIES").

2    Purchase Price.
 -------------------

 2.1 Purchase Price.
    ----------------

(a) The purchase price (the "Purchase Price") for the Assets shall be the sum of the following:

(1) the net book value of Inventory as of the Closing. determined as Provided in

Section 2.2; and

(2) $19,000,000 for the Assets conveyed pursuant to Section 1.1 other than

Inventory.

(b) The Purchase Price shall be payable as provided in Section 2.3.

                 (c) Prior to the Closing Date, the Purchase Price for the Assets in Section 2.1 (a)(2) shall be allocated for tax purposes by Buyer, Syratech and Lifetime and the Seller among the Assets by allocating the purchase price for the Inventory to the Inventory and the remainder of the purchase price as provided on a Schedule 2.1 (a)(2), which shall be provided by Buyer prior to the Closing, with the consent of Seller, not to be unreasonably withheld. Buyer, Syratech, Lifetime and Seller agree to be bound by such allocation. Each of them agrees to file all returns and reports including, without limitation, all federal, state and local income and franchise tax returns, on the basis of such allocation

2.2 Determination of Purchase Price.
    --------------------------------

                 (a) The purchase price for the Inventory shall be determined as of 12:01 a.m. on the day of the Closing (the "DETERMINATION TIME") based on a physical inventory taken by Seller (and observed by Buyer and Lifetime) and valued in accordance with generally accepted accounting principles consistently applied in accordance with past practices. The determination of the purchase price for the Inventory shall be audited by Price Waterhouse & Company LLP ("PW"); PROVIDED, HOWEVER, that should PW be unable or unwilling to provide the review described above, Seller shall promptly engage another independent public accounting firm of national reputation (the "ALTERNATE FIRM") to provide such review, or Buyer and Seller may agree to the purchase price for the Inventory. PW or the Alternate Firm, as the case may be, shall hereinafter be referred to as THE "AUDITOR". Seller shall be responsible for the fees and expenses of the Auditor.

(b) Seller shall use its best efforts to deliver to Buyer a statement setting forth the purchase price for the Inventory (the "Inventory Statement") within forty-five (45) days after the Closing (or, in the event the Auditor is the Alternate Firm, within sixty (60) days after the Alternate Firm is engaged), together with a report of the Auditor thereon (i) setting forth the purchase price for the Inventory, (ii) showing in reasonable detail the basis for the determination thereof, and (iii) stating that (y) the examination has been made in accordance with generally accepted auditing standards applying the same methodology and all adjustments which would be applied in a normal year end audit, and (z) the Inventory Statement has been prepared in conformity with generally accepted accounting principles consistently applied in accordance with past practice. Any independent accounting firm engaged by Buyer (which shall not be the Unrelated Accounting Firm referred to below) ("Buyer's Auditor") shall have the opportunity to observe the taking of the inventory of the Seller in connection with the preparation of the Inventory Statement, and to examine the records, work papers, schedules and other documents used or prepared by Seller in connection with the preparation of the Inventory Statement. Seller shall cause the Auditor to permit Buyer and Buyer's Auditor to examine the Auditor's work papers used in connection with its preparation of the Inventory Statement.

                 (c) Within thirty (30) days following the delivery of the Inventory Statement and the related report of the Auditor, Buyer shall deliver to Seller a notice of objection (an "OBJECTION NOTICE") or a notice of acceptance(an "Acceptance Notice") with respect to the Inventory Statement and related Auditor's report. Such Inventory Statement and related Auditor's report shall be final and binding on all of the parties hereto if an Acceptance Notice is delivered to Seller or if no Objection Notice is delivered to Seller within such thirty (30) day period provided that Buyer has been furnished all information reasonably requested to verify the Inventory Statement. Any Objection Notice shall specify in reasonable detail the items on the Inventory Statement disputed and shall describe in reasonable detail the basis for the objection, as well as the amount in dispute to the extent known. If an Objection Notice is given, the parties shall consult with each other with respect to the objection. If the parties are unable to reach agreement within fifteen (15) days after an Objection Notice has been given, any unresolved disputed items shall be promptly referred to a national accounting firm reasonably satisfactory to Buyer and Seller (the "UNRELATED ACCOUNTING FIRM"). The Unrelated Accounting Firm shall be directed to render a written report on the unresolved disputed issues with respect to the Inventory Statement as promptly as practicable and to resolve only those issues of dispute set forth in the Objection Notice. The resolution of the dispute by the Unrelated Accounting Firm shall be final and binding on the parties. The fees and expenses of the Unrelated Accounting Firm shall be borne equally by Seller and Buyer.

2.3 Payment of Purchase Price.
    --------------------------

(a) The Purchase Price shall be paid in cash.

                 (b) At the Closing, Buyer shall pay, and Syratech and Lifetime shall cause Buyer to pay, to Seller an amount equal to the Purchase Price based on the Seller's estimate of the Purchase Price (the "Estimated Purchase Price") by wire transfer of immediately available funds to an account designated by Seller. Seller shall deliver to Buyer a statement of the Estimated Purchase Price not less than five days prior to the Closing, together with a certificate of Seller's chief financial Acceptance Notice stating that the estimate is a good faith estimate of the Purchase Price calculated in accordance with the terms of this Agreement.

                 (c) If Buyer delivers to Seller the Acceptance Notice referred to in Section 2.2(c) or fails to deliver an Objection Notice within the thirty
(30) day period required by Section 2.2(c), then (i) in the event the actual Purchase Price is less than the Estimated Purchase Price, Seller shall within two (2) business days after the delivery of such Acceptance Notice or the expiration of such thirty (30) day period, as the case may be, pay to Buyer, the amount, if any, by which the Estimated Purchase Price exceeds the actual Purchase Price, or (ii) in the event the actual Purchase Price exceeds the Estimated Purchase Price, Buyer shall within two (2) business days after the delivery of such Acceptance Notice or the expiration of such thirty (30) day period, as the case may be, pay to Seller the amount, if any, by which the actual Purchase Price is greater than the Estimated Purchase Price. Alternatively, if Buyer delivers to Seller the Objection Notice referred to in
Section 2.2(c), within two (2) business days after such delivery, (y) Seller shall pay to Buyer the amount, if any, by which the undisputed portion of the actual Purchase Price (together with the amount in dispute) is less than the Estimated Purchase Price, or (z) Buyer shall pay to Seller the amount, if ANY, BY which the undisputed portion of the actual Purchase Price is greater than the Estimated Purchase Price. Within two (2) days after the resolution of any dispute by the parties or the Unrelated


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

Accounting Firm relating to the Objection Notice, Seller shall pay to Buyer, or Buyer shall pay to Seller, as the case may be, the amount of any further adjustment required.

                 (d) Any payment pursuant to Section 2.3(b) shall be made by certified or bank cashier's check, or, at the recipient's option, by wire transfer of immediately available funds and shall be accompanied by payment of an amount determined by computing simple interest on the amount of that payment at the rate of interest announced publicly by Bank of America in San Francisco from time to time as its "reference rate" (on the basis of a 365-day year) from the Closing Date to the date of payment.

3. Closing.
   --------

             3.1 DATE OF CLOSING. The Closing shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, located at 1585 Broadway, New York, New York 10036 (or at such other place as the parties may agree in writing) on March 31, 1996 or such other date mutually designated by Seller and Buyer, but in no event later than five (5) business days after the date when each of the conditions specified in Article 7 has been fulfilled (or waived by the party entitled to waive that condition). The date on which the Closing is held is referred to in this Agreement as the "Closing Date". At the Closing, the parties shall execute and deliver the documents referred to in Section 8. All transactions to be effected at the Closing shall be deemed to have occurred as of 12:01 a.m. on the date of the Closing.

3.2 TERMINATION. This Agreement may be terminated at any time prior to the
Closing:

(a) by mutual written agreement executed by Seller and Buyer;

                 (b) by Buyer, if any of the conditions specified in Section 7.1 shall not have been satisfied or waived in writing by Buyer on or before April 15, 1996; or

                 (c) by Seller, if any of the conditions specified in Section
7.2 shall not have been satisfied or waived in writing by Seller on or before April 15, 1996.

             This Agreement may in any event be terminated by Seller or Buyer if the Closing shall not have occurred by May 15, 1996.

             Upon such termination neither Seller nor the Buyer, Syratech or Lifetime shall have any liability or further obligation arising out of this Agreement except for any liability resulting from its breach of this Agreement prior to termination. Buyer's, Syratech's and Lifetime's obligations under
Section 6.1 shall survive the termination of this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that:

             4.1 ORGANIZATION. STANDING AND AUTHORITY OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full corporate power and authority to carry on its business and enter into and perform this Agreement. Seller is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it requires qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect upon the businesses, operations, assets or financial condition of the Seller ("Material Adverse Effect"). Schedule 4.1 sets forth the jurisdictions in which the Seller is authorized to do business. Seller does not have any subsidiaries other than Farberware Retail Sales Corporation, a Delaware corporation, and Direct & Television Marketing, Inc., a Washington corporation, which on the Closing date will have no assets or liabilities.

             4.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action of Seller and this Agreement constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             4.3 CONSENTS OF THIRD PARTIES. Subject to receipt of the consents and approvals referred to in Schedule 4.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller will not (i) violate or conflict with the certificate of incorporation or by-laws of Seller, (ii) conflict with, or result in the breach of, or termination of, or constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, any indenture, mortgage, lien, lease, agreement, commitment or other instrument, or any order, judgment or decree, to which Seller is a party or by which Seller or any of its properties is bound, (iii) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Seller, or (iv) result in the creation of any lien, charge or encumbrance upon the capital stock, properties or assets of the Seller, other than violations, conflicts, breaches, terminations, accelerations and defaults specified in the foregoing clauses (ii) THROUGH (iv) which could not reasonably be expected to have a material adverse effect on Seller or on Seller's ability to perform its obligations under this Agreement. Other than with respect to Permits, no consent, approval or authorization of any governmental authority is required on the part of Seller in connection with the execution, delivery and performance of this Agreement, except for filings with the Federal Trade Commission and the Department of Justice, pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), with respect to the sale of the Assets to Buyer and Lifetime

             4.4 FINANCIAL STATEMENTS. Seller has delivered to Buyer and Lifetime an unaudited balance sheet of Seller as at September 30, 1995 (the "RECENT BALANCE SHEET"), and the related unaudited statements of income and retained earnings and cash flows for the fiscal year then ended. Such financial statements fairly present the financial condition and results of operations of the Seller as at the date thereof and for the period therein referred to, all in accordance with GAAP consistently applied by the Seller throughout the period involved.

             4.5 ABSENCE OF CERTAIN CHANGES. Since the date of the Recent Balance Sheet of the Seller, there has not been, occurred or arisen, with respect to the Seller:

(a) any material damage, destruction or loss of any of the Assets (whether or not covered by insurance);

(b) any of the Assets being subjected to any material Encumbrance (defined below);

(c) the waiver of any material claims or rights of value of the Seller in or relating to the Assets;

                 (d) transfer or other disposition of any material amount of the Assets, except for sales of inventory in the ordinary course of business consistent with past practice; and

(e) any agreement or commitment. whether in writing or otherwise, to do any of the foregoing.

4.6 NO MATERIAL ADVERSE CHANCE. Since the date of the Recent Balance Sheet, there has not been any material adverse change in the business, operations, assets or financial condition of Seller other than operating losses in the ordinary course.

            4.7 TITLE TO PROPERTIES; ENCUMBRANCES.(a) Schedule 4.7(a) describes all real property owned or leased by the Seller (other than the Excluded Assets). The Seller has good title to all of the Assets (personal and mixed, tangible and intangible) and, on the Closing Date, will own the Assets free and clear of all material liens, claims, encumbrances and other restrictions ("Encumbrances").

                 (b) Except for the Excluded Assets, the Assets include rights, properties and other assets sufficient to conduct the Business in all material respects in the same manner as such Business has been conducted by Seller on the date of this Agreement.

            4.8 TAXES. All tax returns required to be filed by or with respect to the Seller have been duly and timely filed, and all such tax returns are true and complete in all material respects. The Seller has duly and timely paid (or there has been paid on its behalf) all taxes that are due, with respect to it for the periods covered by such tax returns. On the Closing date, there will be no liens with respect to taxes upon any of the Assets.

            4.9 UNFILLED ORDERS. As of the date of this Agreement, the aggregate of all accepted and unfulfilled orders for the sale of merchandise entered into by Seller does not exceed $3,000,000, all of which orders were made in the ordinary course of business consistent with past practice.

            4.10 PRODUCTS LIABILITY. Except as set forth in Schedule 4.12, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending with respect to which Seller has been served or, to the best knowledge of the Seller, threatened against or involving the Seller with respect to any product alleged to have been manufactured or sold by the Seller and alleged to have been defective, or improperly designed or manufactured.

            4.11 CONTRACTS. Seller has made available to Buyer complete and correct copies of all Contracts listed on Schedule l.l(c) that are in writing, and the descriptions contained in Schedule l.l(c) of all Contracts listed therein that are not in writing are complete and correct. Except as disclosed in Schedule l.l(c), the Seller is not in material default (including events which with notice or the passage of time would result in a default) under the terms of any Contract listed on Schedule 1.1(c), nor, to the best of the knowledge of Seller, is any other party thereto in default. Each of the Contracts listed in
Schedule 1.1(c) is valid and in full force and effect and no party has notified Seller in writing of its intention to terminate such Contract, cease to perform any material services required to be performed by it or withhold any material payment required to be made by it thereunder or of any claim of any material default thereunder.

4.12 Litigation: Compliance with Laws.
     ---------------------------------

                 (a) Except as set forth on Schedule 4.12, there are no judicial or administrative actions, proceedings, inquiries or investigations pending as to which Seller has received notice or, to the best of Seller's knowledge, threatened, that question the validity of this Agreement or any action taken or to be taken by Seller in connection with this Agreement. There is no litigation, proceeding or governmental investigation pending or, to the best of Seller's knowledge, threatened, or any order, injunction or decree outstanding, against and served on the Seller that, if adversely determined, would individually or in the aggregate, have a Material Adverse Effect.

                 (b) Except as set forth on Schedule 4.12, the Seller is not in material violation of any applicable law, regulation, ordinance or any other applicable requirement of any governmental body or court, and no written notice has been received by Seller alleging any such violations.

                 (c) Except as disclosed in Schedule 4.12, there are no judicial or administrative actions or proceeding inquiries or investigations pending against Seller or involving the Business of which Seller has received notice or, to the best knowledge of Seller. threatened against Seller involving the Business.

4.13 Intellectual Property
     ---------------------

                 (a) Schedule 4.13 sets forth a list of all material inventions which are the subject of issued letters patent or an application therefor and all material trademarks and service marks and material copyrights whether or not issued or registered or for which an application for issuance or registration is pending, in each case which are owned by Seller or used in the Business under license from others, specifying as to each, as applicable: (i) the nature of such Intellectual Property; (ii) the owner of such Intellectual Property; (iii) the jurisdictions by or in which such Intellectual Property has, to the best of Seller's knowledge, been issued or registered or in which an application for such issuance or registration has been filed, including the respective patent registration or application numbers, if available; and (iv) licenses, sublicenses and other agreements to which the Seller is a party and pursuant to which any person is authorized to use such Intellectual Property, and (v) contracts, agreements or understandings related to the Intellectual Property. Except as set forth in Schedule 4.13, the Seller has the exclusive right (subject to existing license agreements listed on schedules to this Agreement) to use the name "Farberware", and to the best of Seller's knowledge the other names listed on Schedule 4.13, in the manner, in the jurisdictions and for the purposes now being used by Seller and its licensees without infringing the rights of third parties.

                 (b) Except as set forth on Schedule 4.13, the Seller (i) is not a party to any claim, suit, action or proceeding which involves a claim of infringement of any Intellectual Property, (ii) Seller does not have any knowledge of any infringement by any other person of any Intellectual Property, and (iii) there have been no claims made or proceedings instituted of which Seller is aware claiming that, and Seller has not received any notice that, any of the Intellectual Property is invalid, infringes or conflicts with the asserted rights of others. Except as disclosed on Schedule 4.13, no Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Seller or restricting the licensing thereof by the Seller to any person. Buyer, Syratech and Lifetime acknowledge that from time to time the products of the Seller are sold and services of the Seller are rendered to customers whose purchase orders sometimes contain agreements under which the Seller may be required to defend, indemnify and hold the customer harmless against any charge of patent, trademark or copyright infringement and that the Uniform Commercial Code imposes a similar obligation where the products were and are made to the specifications of the customer. With the exception of the foregoing, and except as may be provided in items disclosed on Schedule 4.13, the Seller has not entered into any special agreement to indemnify any other person against any charge of infringement of any patent, trademark, service mark or copyright of the Business

            4.14 PERMITS. Schedule I.I(g) is a true and complete list of each Permit held or obtained by the Seller. All of the Permits are valid and in full force and effect and the Business is in compliance with the terms and conditions of such Permits, except to the extent that any such non-compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Seller is not in violation of any Permit. All such Permits are in full force and effect, and no written notice of suspension or cancellation thereof has been received by Seller.

4.15 LABOR RELATIONS. Except as set forth in Schedule 4.15, with respect to employees at the Existing Farberware Stores: (a) the Seller is, to the best of its knowledge, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Seller is not nor has been engaged in the last 2 years in any unfair labor practice, (b) there is no unfair labor practice complaint against the Seller pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened in writing against the Seller, (d) to Seller's knowledge, no union purports to represent such employees of the Seller, (e) the Seller has not experienced any strike, work stoppage or other labor difficulty in the last 2 years, (f) the Seller's relations with its employees are satisfactory, and (g) the Seller is not a party to, or subject to, a collective bargaining agreement, and no collective bargaining agreement relating to employees of the Seller is currently being negotiated.

             5. REPRESENTATIONS AND WARRANTIES OF BUYERS, SYRATECH AND LIFETIME. Buyer, Syratech and Lifetime each, jointly and severally, represents and warrants to Seller as follows:

             5.1 BUYER'S ORGANIZATION. Buyer, Syratech and Lifetime each is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the full corporate power and authority to enter into and to perform this Agreement.

             5.2 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of Buyer, Syratech and Lifetime have been duly authorized by all necessary corporate action of Buyer, Syratech and Lifetime and this Agreement constitutes the valid and binding obligation of Buyer, Syratech and Lifetime enforceable against each of them in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             5.3 CONSENTS OF THIRD PARTIES. The execution, delivery and performance of this Agreement by each of Buyer, Syratech and Lifetime will not
(i) violate or conflict with its certificate of incorporation or by-laws; (ii) conflict with, or result in the breach or termination of, or constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, any indenture, mortgage, lien, lease, agreement, commitment or other instrument or any order, judgment or decree, to which Buyer, Syratech or Lifetime is a party or by which it or its properties are bound; or (iii) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Buyer, Syratech or Lifetime, other than violations, conflicts, breaches, terminations, accelerations and defaults specified in the foregoing clauses (ii) and (iii) which could not reasonably be expected to have a material adverse effect on Buyer's, Syratech's or Lifetime's ability to perform its obligations under this Agreement. No consent, approval or authorization of any governmental authority is required on the part of Buyer, Syratech or Lifetime in connection with the execution, delivery and performance of this Agreement, except for filings with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act.

             5.4 LITIGATION. There are no judicial or administrative actions, proceedings or investigations pending or, to the best of Buyer's, Syratech's or Lifetime's knowledge, threatened, that question the validity of this Agreement or any action taken or to be taken by Buyer, Syratech or Lifetime in connection with this Agreement. There is no litigation, proceeding or governmental investigation pending or, to the best of Buyer's, Syratech's or Lifetime's knowledge, threatened, or any order, injunction or decree outstanding, against the Buyer, Syratech or

Lifetime that, if adversely determined, would have a material adverse effect upon Buyer's, Syratech's or Lifetime's ability to perform its obligations under this Agreement.

             5.5 FINANCING. On the Closing Date, Buyer, Syratech and Lifetime will have all funds necessary to pay the Purchase Price and related fees and expenses, and to have the financial capacity to perform all of its other obligations under this Agreement and the closing documents to be executed hereunder. Each of Buyer, Syratech and Lifetime, immediately after the Closing, will be solvent and will be able to meet its obligations and debts as they become due, the value of its assets at such time will exceed its liabilities, and it will have adequate capital for the conduct of its business and the business of the Seller.

6. Further Agreements of the Parties.
   ----------------------------------

             6.1 ACCESS TO INFORMATION. Prior to the Closing, Buyer may make such investigation of the business and properties of the Seller as Buyer may desire, and upon reasonable notice, Seller shall give to Buyer and its counsel, accountants and other representatives reasonable access, during normal business hours throughout the period prior to the Closing, to the books, commitments, agreements, records, files and personnel of the Seller, and Seller shall furnish to Buyer during that period all copies of documents and information concerning the Business as Buyer may reasonably request subject to applicable law. Buyer, Syratech and Lifetime shall hold, and shall cause its counsel, accountants and other agents and representatives to hold, all such information and documents in accordance with, and subject to the terms of, the confidentiality agreement previously executed by Lifetime with respect to this transaction as if each of them was a party thereto.

             6.2 CONDUCT OF THE BUSINESS PENDING: THE CLOSING. Until the Closing, except as otherwise set forth in Schedule 6.2 or contemplated by this Agreement, Seller shall comply with the provisions set forth below:

(a) Seller shall operate the Business in the ordinary course consistent with past practices;

                 (b) Seller shall promptly notify Buyer of, and furnish to Buyer, any information that Buyer may reasonably request with respect to the occurrence of any event or the existence of any state of facts that would result in any of Seller's representations and warranties not being true if they were made at any time prior to or as of the date of the Closing;

                 (c) Seller shall use reasonable efforts to maintain and preserve the Business intact, and to maintain its relationships with customers so that those relationships will be preserved after the Closing;

                 (d) Seller shall not sell, assign, encumber, grant a security interest in or license with respect to, or dispose of, any of the Assets, except for sales and dispositions made in the ordinary course of business;

                 (e) Seller shall maintain in full force and effect all insurance currently maintained by the Seller with respect to the Business;

(f) Seller shall keep Buyer advised of Seller's production of Farberware products;

(g) Seller shall not enter into any licenses or other material agreements affecting the Assets;

(h) Seller shall not amend or terminate any of the Contracts; and

                 (i) Seller will perform in all material respects its obligations under the Contracts to be performed on or before the Closing.

6.3 Employee and Employee Benefit Matters.
    --------------------------------------

                 (a) EMPLOYMENT OF EMPLOYEES AT CLOSING. Buyer may, as of the Closing, offer employment to the employees of Seller that Buyer has elected to employ, and shall provide Seller a list of such employees to whom an offer is made 10 days prior to the Closing marked as Schedule 6.3(a). In the event the Buyer hires any of Seller's employees identified on Schedule 6.3(b), Buyer shall have the right, but not the obligation, by notice to Seller 10 days prior to Closing, to assume the automobile lease with respect to the vehicle identified opposite each such individual's name on Schedule 6.3(b).

                 (b) CLAIMS UNDER EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. Seller shall retain liability for all claims incurred under Seller's employee benefit plans and benefit arrangements.

                 (c) SEVERANCE. If Buyer terminates the employment of any employee employed by Buyer on the Closing Date and listed on Buyer's Schedule 6.3(a) within 6 months after the Closing Date, Seller shall be responsible for payment of severance to that employee in accordance with Seller's policy or as Seller and such employee shall otherwise agree.

                 (d) BENEFITS. If Buyer so requests and if Seller is permitted to do so by the terms of its plans and insurance, Seller shall continue to provide medical and insurance benefits coverage to employees of Seller employed by Buyer for a period requested by Buyer but not longer than the term of the Manufacturing Agreement referred to in Section 6.16, provided that Buyer reimburses Seller for all costs of such medical and insurance benefits.

             6.4 OTHER ACTION. Each of the parties shall use its best efforts to cause the fulfillment at the earliest practicable date but, in any event, prior to the Closing Date, of all of the conditions to their respective obligations to consummate the transactions under this Agreement.

             6.5 NOTICES. Each party shall promptly notify the other parties in writing of, and furnish to such party any information that such party may reasonably request with respect to the occurrence of any event or the existence of any state of facts that would (a) result in the party's representations and warranties not being true if they were made at any time prior to or as of the Closing Date, or (b) impair the party's ability to perform its obligations under this Agreement.

6.6 HSR FILINGS. As promptly as practicable after the execution of this Agreement, each party shall, in cooperation with the others, but at its own expense, file any reports or notifications and pay any fees that may be required to be paid by it under applicable law including filings under the HSR Act with the Federal Trade Commission and the Antitrust Division of the Department of Justice, and shall furnish to the other all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the others. Each party will use its good-faith best efforts to obtain any early termination of the applicable waiting period, and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable.

             6.7 EXPENSES. Except as otherwise specifically provided in this Agreement, Buyer, Syratech, Lifetime and Seller shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

             6.8 PUBLICITY. Buyer, Syratech, Lifetime and Seller shall consult with each other before issuing any press release concerning the transactions contemplated by this Agreement and, except as may be required by applicable law or any listing agreement with or regulation or rule of any stock exchange on which the securities of Seller's parent or Syratech or Lifetime are listed or traded, will not issue a press release prior to such consultation. If Buyer or Seller, Syratech OR LIFETIME IS SO REQUIRED TO issue a press release it SHALL USE ITS best efforts to inform the other parties hereto prior to issuing it.

             6.9 TRANSFER TAXES. Any sales or transfer taxes, recording fees or any other taxes payable as a result of the sale of the Assets and the recording of trademarks shall be paid one-half by Seller and one-half by the Buyer.

             6.10 SUPPLEMENT TO DISCLOSURES. For purposes of determining the accuracy of the representations and warranties of Seller contained in Article 4 and the fulfillment of the conditions precedent set forth in Section 7.1, the Schedules delivered by Seller shall be deemed to include only that information contained therein on the date of THIS AGREEMENT AND AS THE same may be amended or supplemented by Seller with Buyer's consent prior to the Closing Date.

             6.11 PRESERVATION OF RECORDS. Buyer agrees, at its own expense that it (a) shall preserve and keep the records of the Seller for a period of seven years from the Closing, or for any longer periods as may be required by any government agency or ongoing litigation, and (b) shall make such records available to Seller as may be reasonably required by Seller. In the event Buyer wishes to destroy such records after the time specified above, it shall first give sixty (60) days' prior written notice to Seller and Seller shall have the right at its option and expense, upon prior written notice given to Buyer within that sixty (60) day period, to take possession of the records within ninety (90) days after the date of Seller's notice to Buyer.

6.12 Certain Post-Closing Assistance by the Buyer.
     ---------------------------------------------

                 (a) Buyer agrees to cause the appropriate personnel (to the extent such personnel are under the control of Buyer, Syratech or Lifetime), at no cost or expense to Seller, to provide reasonable assistance to Seller in the preparation of all customary accounting, tax, employment, benefits-related and similar reports of the Seller for periods up to the Closing Date which are reasonably requested by Seller but Buyer shall have no responsibility for the substance, accuracy or completeness of such reports. Buyer shall provide Seller with reasonable access to all books and records necessary for the preparation of such reports.

                 (b) Buyer, Syratech and Lifetime each agrees to cause the appropriate personnel under its control to provide reasonable assistance to Seller in the prosecution or defense of any claims and litigation (including counterclaims and tax refund claims filed by the Seller) for which Seller is entitled to be indemnified by Buyer, Syratech or Lifetime hereunder or which Buyer, Syratech or Lifetime has not assumed, provided that such assistance does not unreasonably disrupt the ordinary business operations of the Business. Such services shall be rendered by Buyer, Syratech or Lifetime to the Seller at no cost and expense to Seller except that (i) Seller shall reimburse Buyer, Syratech or Lifetime for any reasonable out-of-pocket travel and similar expenses incurred by its personnel in performing these functions, and (ii) Seller shall pay all reasonable outside counsel fees, disbursements and other charges and other reasonable fees and expenses for services performed by third parties in defending the interests of Seller or the interests of the Business for which Seller has indemnified Buyer, Syratech or Lifetime hereunder. Each of Buyer, Syratech or Lifetime agrees promptly to pay to Seller, upon receipt, any amount collected by it other than from Seller in connection with any action, suit or proceeding for which Seller has agreed to indemnify Buyer, Syratech or Lifetime under Section 9.1(a) to the extent such amount, when added to any amount received from Seller, exceeds the loss or other liability indemnified.

6.13 USE OF TRADE NAMES AND TRADEMARKS. On and after the Closing, none of Buyer, Syratech or Lifetime shall have any right, title or interest in and to, and none of Buyer, Syratech or Lifetime shall use, the name "U.S. Industries", or any combination or derivation of such name, or any trade name, logo or trademark containing or using any such name.

             6.14 CORPORATE NAME. From and after the Closing, except as expressly reflected hereunder or in connection with disposing of returned products or collecting accounts receivable, Seller will discontinue using in the conduct of its business or in any other business, the words constituting the present name of Seller or any words or expression bearing any resemblance to or likely to be confused with its present name or names and will promptly change the corporate name of Seller. Seller will execute or obtain such consents and documents as Buyer shall request in order to enable Buyer to use as it may desire the aforesaid name as its corporate name and for all other purposes to the extent it shall deem desirable.

6.15 Accounts Receivable.
     --------------------

                 (a) Seller shall provide its own administrative personnel to supervise collection of the Accounts Receivable. Promptly after the Closing, Seller shall furnish to Buyer a list of the accounts receivable that arose out of the operations of the Business through the Determination Time. For a period of six months after the Closing, Buyer shall receive and monitor the collection of Accounts Receivable for Seller, and Seller shall reimburse Buyer for its reasonable costs of recordation and bookkeeping with respect thereto. Within two
(2) business days after the last day of each week during the six-month period, Buyer shall remit to Seller the amount received by Buyer, Syratech and Lifetime during that week, together with a report, with respect to the Accounts Receivable. Buyer, Syratech and Lifetime shall furnish Seller with such records and other information as Seller may reasonably require to verify the amounts received by Buyer, Syratech and Lifetime with respect to the Accounts Receivable. Seller shall be afforded reasonable access and accommodations at Buyer's offices in connection with the collection of the Accounts Receivable. Upon five days prior written notice from Seller, Buyer shall terminate all collection efforts on behalf of Seller, and shall have no further responsibility for collection, with respect to the Accounts Receivable specified in the notice. Buyer hereby grants to Seller a license to use the name "Farberware" only in connection with its efforts to collect any Accounts Receivable. Buyer shall cooperate with Seller in Seller's effort to collect the Accounts Receivable.

                 (b) For the purpose of determining amounts received by Buyer, Syratech or Lifetime with respect to the Accounts Receivable, (i) in the absence of a bona fide dispute between an account debtor and Seller, all payments by an account debtor relating to Farberware products shall first be applied to Accounts Receivable due from the account debtor, and (ii) any amount received by Buyer which is from an account debtor relating to Farberware products who claims in writing to have a bona fide dispute with Seller shall be deemed to have been received with respect to the accounts receivable due Buyer to the extent of such dispute.

                 (c) Buyer shall not be required to retain a collection agency, bring any suit, or take any other action to collect any of the Accounts Receivable. Buyer shall not compromise, settle or adjust the amount of any of the Accounts Receivable.

            6.16 MANUFACTURING AGREEMENT. Buyer and Seller shall use reasonable best efforts promptly to negotiate in good faith and enter into a Manufacturing and Services Agreement (the "Manufacturing Agreement"). the principal terms of which are set forth on Exhibit 6.16. During the term of the Manufacturing Agreement, any managerial employees of Buyer may use office space in Seller's Bronx, New York facility without payment of any rent or other facilities related costs other than out-of-pocket expenses directly attributable to those employees.

            6.17 CONFIDENTIALITY. Seller agrees after the Closing to maintain in confidence all confidential proprietary information relating to the Business.

6.18 [THIS SECTION INTENTIONALLY OMITTED.]

            6.19 COMMISSION OBLIGATIONS. Buyer agrees to reimburse Seller, promptly upon demand by Seller, for all commission obligations arising under the sales representative agreements not assumed by Buyer and identified on Schedule
6.19 with respect to purchase orders assumed by Buyer pursuant to Section l.l(c).

            6.20 PRODUCT LIABILITY INSURANCE. Seller shall maintain for not less than three years after the Closing Date product liability insurance with respect to products sold by Seller prior to the Closing in an amount not less than currently maintained.

6.21 AUSTRALIAN INVENTORY. Buyer hereby grants to Seller a royalty-free license to use the name "Farberware" only in connection with the sale in Australia of finished goods inventory located in Australia on the Closing Date.

             6.22 BUYER'S RIGHT TO PURCHASE CERTAIN GOODS. The Buyer shall have a right, exercisable within five business days of its receipt of a written offer from Seller, to purchase from Seller all finished goods returned to Seller included in the Excluded Assets and any second quality, or "z", goods produced by Seller at the transfer prices historically used with respect to such sales to the Existing Farberware Stores.

             6.23 CERTAIN ROYALTIES. Buyer agrees to reimburse Seller, promptly upon demand by Seller, for all commission obligations to Ananta Group Ltd. ("Ananta") arising under the Agreement between Farberware Inc. and Ananta, dated September 14, 1988 (the "Ananta Agreement"), solely with respect to royalties payable by Excel Cutlery, Inc. Nothing herein shall be deemed to be an assumption by Buyer of the Ananta Agreement or to create a direct obligation from Buyer to Ananta.

             6.24 ADVERTISING COMMITMENTS. Seller agrees to use its reasonable best efforts between the date hereof and the Closing Date to cancel the advertising commitments identified on Schedule 6.24. Seller and Buyer agree to pay in equal amounts (i) any cancellation payment, fee or penalty payable in connection with cancellation of any such commitments and (ii) the full amount of each such commitment which is not canceled. The Buyer shall have the benefit of the advertising pursuant to each commitment which is not cancelled.

7. Conditions of Closing.
   ----------------------

             7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligation of Buyer, Syratech or Lifetime to consummate the purchase under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Buyer):

                 (a) all representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects, at and as of the time of the Closing with the same effect as though made again at, and as of, that time;

 (b) Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller prior to OR AT THE CLOSING;

                 (c) Buyer shall have been furnished with a certificate, dated the Closing Date, executed by an officer of Seller certifying to the fulfillment of the conditions specified in Sections 7.1(a) and 7.1(b);

                 (d) Buyer shall have been furnished with a favorable opinion of the General Counsel to Seller, subject to customary qualifications and limitations, as to the due execution and delivery of this Agreement and the documents delivered by Seller at the Closing and as to the matters set forth in Sections 4.1 and 4.2, and, to the best of such counsel's knowledge, Sections 4.3;

(e) the waiting period under the HSR Act shall have expired or been terminated;

                 (f) no provision of any applicable law or regulation shall prohibit, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against the consummation of the sale and purchase of the Assets pursuant to this Agreement;

                 (g) Seller shall have delivered to Buyer a balance sheet of Seller as at September 30, 1995 and the related statement of income and retained earning and cash flow for the fiscal year then ended, together with the report thereon of independent certified public accountants.

             7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the sale under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Seller):

                 (a) all representations and warranties of Buyer, Syratech and Lifetime contained in this Agreement shall be true and correct in all material respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time;

                 (b) Buyer, Syratech and Lifetime shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer, Syratech or Lifetime prior to or at the Closing;

(c) Seller shall have been furnished with a certificate, dated the Closing Date, executed by an officer of Buyer, Syratech and Lifetime, respectively, certifying to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b);

                 (d) Seller shall have been furnished with a favorable opinion of counsel to Buyer, Syratech and Lifetime, subject to customary qualifications and limitations, as to the due execution and delivery of this Agreement and the documents delivered by Buyer, Syratech and Lifetime, at the Closing and as to the matters set forth in Sections 5.1, 5.2 and, to the best of such counsel's knowledge, Sections 5.3 and 5.4;

(e) the waiting period under the HSR Act shall have expired or been terminated; and

                 (f) no provision of any applicable law or regulation shall prohibit, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against the consummation of the sale and purchase of the Assets pursuant to this Agreement.

8. Closing Deliveries.
   -------------------

             8.1 DOCUMENTS TO BE DELIVERED BY SELLER. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer and Lifetime the following:

                 (a) one or more executed bills of sale, instruments of assignment or certificates of title, dated the Closing Date, transferring to Buyer (or Syratech or Lifetime) all of the Seller's right, title and interest in and to the Assets (other than those to be delivered after the Closing) together with possession of the Assets in form reasonably satisfactory to Buyer;

                 (b) documents evidencing the assignment and assumption of the assignable Contracts referred to in Section 1.3 and the assignment of any assignable Permits referred to in Section 1.4 in form reasonably satisfactory to Seller;

                 (c) a copy of resolutions of the board of directors and stockholders of Seller authorizing the execution, delivery and performance of this Agreement by Seller and a certificate of the secretary or assistant secretary of Seller, dated the Closing date, that such resolutions were duly adopted and are in full force and effect;

(d) the officer's certificate referred to in Section 7.1(c); and

(e) the opinion of counsel referred to in Section 7.1(d).

8.2 DOCUMENTS TO BE DELIVERED BY BUYER, SYRATECH AND LIFETIME. At the Closing, Buyer, Syratech and Lifetime shall deliver to Seller the following:

(a) payment and evidence of the wire transfer referred to in Section 2.3(b);

                 (b) documents evidencing the assignment and assumption of the assignable Contracts referred to in Section 1.3, the acceptance of assignable Permits in accordance with Section 1.4, and the assumption of the Assumed Liabilities in accordance with Section 1.5, as required;

                 (c) a copy of the resolutions of the board of directors of Buyer, Syratech and Lifetime, respectively, authorizing the execution, delivery and performance of this Agreement by Buyer, Syratech and Lifetime, and a certificate of the secretary or assistant secretary of each of them, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

(d) the officer's certificate referred to in Section 7.2(c); and

(e) the opinions of counsel referred to in Section 7.2(d).

             8.3 OTHER DELIVERIES. Promptly following Closing, Seller shall deliver the Inventory located at the Bronx Facilities to Buyer f.o.b. the Bronx Facilities loaded onto Buyer's trucks. Seller will promptly provide access to Inventory at other locations. Buyer shall dismantle, remove and load all other Assets located at the Bronx Facilities on Buyer's trucks with Union labor, and Seller shall make appropriate arrangements and Seller shall provide Buyer with reasonable access to the Bronx Facilities for such purpose. Buyer shall remove all such other Assets from the Bronx Facilities during the period from 30 to 135 days after the termination of the Manufacturing Agreement (which period shall be extended to the extent delayed by any work actions of Seller's employees) (the "Removal Period"). Any Assets remaining at the Bronx Facilities after the Removal Period shall become the property of Seller. Buyer agrees to promptly repair any structural damage or alteration to the Bronx Facilities caused by Buyer in connection with the removal of the machinery and equipment; provided, however, Buyer shall HAVE NO obligation to refill the pits under the transfer presses.

9. Indemnification and Related Matters.
   ------------------------------------

             9.1 Indemnification.
                 ----------------

                 (a) Subject to the provisions of this Article 9, Seller agrees to indemnify and hold Buyer, Syratech or Lifetime and their affiliates, predecessors, successors and assigns (and their respective of officers, directors, employees and agents) harmless from and against all actions, suits, proceedings, claims, demands, assessments, judgments, losses, damages, costs and expenses, including reasonable attorneys' fees, arising or resulting from the following:

                      (i) a breach of any representation or warranty on the part of Seller under the terms of this Agreement or any other document executed by Seller pursuant hereto;

                      (ii) non-fulfillment of any agreement on the part of Seller under the terms of this Agreement or any other document executed by Seller pursuant hereto;

                      (iii) any liabilities resulting from product warranty claims, returns or allowances relating to products sold by Seller prior to the Closing Date, provided such claims, returns or allowances are paid or allowed in a manner consistent with Seller's prior practices or as Seller may otherwise approve, such approval not to be unreasonably withheld;

                      (iv) any and all other liabilities resulting from claims arising out of or resulting from Seller's ownership of the Assets or Seller's operation of the Business on or before the Closing other than in respect of the Assumed Liabilities;

(v) any and all Liabilities arising out of the failure to comply with the provisions of applicable bulk sales laws;

(vi) product liability claims relating to products sold by Seller prior to the

Closing or other Excluded Liabilities;

                      (vii) any liability of Seller or imposed on the property of Seller for federal, state, local or foreign taxes, levies, imposts, duties, licenses, registration fees and charges of any nature whatsoever, unemployment taxes, withholding taxes, custom duties and social security taxes, including interest and penalties thereon (collectively, "Taxes"), including any liability for deferred Taxes;

 (viii) any liabilities or obligations of Seller arising out of or resulting from any collective bargaining obligations, relationship or agreement, oral or written express or implied, between Seller and the Union;

                        (ix) any liabilities or obligations of Seller with respect to Seller's employees in connection with their employment by Seller, including, without limitation, worker's compensation claims and claims arising under any law, rule or regulation relating to employment, and all liabilities and obligations toe employees of the Business arising out of or resulting from the closing of Seller's facilities, including those arising under the Workers Adjustment and Retraining Notification Act ("WARN");

(x) any multiemployer pension plan withdrawal obligations;

                        (xi) any environmental liabilities or obligations of Seller or any predecessor resulting from, among other things, any claim or requirement to take response, remedial, removal or corrective action arising from or incurred in connection with any real property, regardless of whether such real property is or has been owned, leased or occupied by Seller or any predecessor in connection with the Business or Assets provided, in the case of the Existing Farberware Stores, such liability or obligation arises from an act or event prior to the Closing;

                        (xii) any environmental liabilities or obligations of Seller or any predecessor arising out of or resulting from any business, activity, course of conduct, action or omission before the Closing Date, including, without limitation, the arranging for any transportation, treatment, storage or disposal of any hazardous substance, contaminant or pollutant, including petroleum or any fraction thereof; and

                        (xiii) any claims made against the Seller alleging violation of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or otherwise premised on an ERISA claim.

                 (b) Subject to the provisions of this Article 9, Buyer, Syratech and Lifetime, each jointly and severally, agrees to indemnify and hold Seller and its affliates, predecessors, successors and assigns (and their respective of officers, directors, employees and agents) harmless from and against all actions, suits, proceedings, losses, claims, demands, assessments, judgments, damages, costs and expenses, including reasonable attorneys' fees, arising or resulting from the following:

(i) a breach of any representation or warranty on the part of Buyer, Syratech or Lifetime under the terms of this Agreement or any other document executed by any of them pursuant hereto;

                        (ii) non-fulfillment of any agreement on the part of Buyer, Syratech or Lifetime under the terms of this Agreement or any other document executed by any of them pursuant hereto;

                        (iii) any and all liabilities resulting from claims first asserted in writing after the Closing arising out of or resulting from the ownership by any of Buyer, Syratech or Lifetime of the Assets or its conduct with respect to the Assets after the Closing (including, without limitation, products liability claims, worker's compensation claims, and claims arising under any law, rule or regulation relating to employment) other than in respect of the Excluded Liabilities and other than liabilities resulting from any action or inaction of Seller prior to the Closing or any breach by Seller of any representation, warranty or covenant contained in this Agreement;

(iv) the Assumed Liabilities;

(v) any and all Taxes arising out of or resulting from the ownership of the Assets subsequent to the Closing; and

                        (vi) any liability arising out of or relating to Seller's assignment of any Store Leases to Lifetime, at Lifetime's request, without a required consent of any third party.

9.2 Determination of Damages and Related Matters.
    ---------------------------------------------

                 (a) In calculating any amounts payable to any of Buyer, Syratech and/or Lifetime pursuant to Section 9.1(a) or payable to Seller pursuant to Section 9.1(b), (i) Seller or Buyer, Syratech and/or Lifetime, as the case may be, shall receive credit for (y) any reduction in actual tax liability as a result of the facts giving rise to the claim for indemnification. and (z) any insurance recoveries, and (ii) no amount shall be included for Buyer's, Syratech's and/or Lifetime's or Seller's, as the case may be, consequential damages.

                 (b) Seller, Buyer, Syratech and Lifetime agree that, except as specifically set forth in this Agreement (including the Schedules and Exhibits and any other document executed pursuant hereto), no party (including its representatives) has made or shall have liability for any representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement, including in the case of Seller and its representatives any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Business. It is expressly understood and agreed that, except as specifically set forth in this Agreement, Buyer, Syratech and Lifetime accepts the condition of the Assets "AS IS, WHERE IS" without any representation, warranty or guarantee, express or implied, as to merchantability, fitness for a particular purpose or otherwise as to the condition, size, extent, quantity, type or value of such property.

                 (c) Seller shall have no liability under this Article 9 for breaches of representations and warranties under Article 4 of this Agreement unless the aggregate amount of the damages and losses to Buyer, Syratech and Lifetime from all claims finally determined to arise under Article 4 exceed an amount equal to $400,000 and, in such event, Seller shall be required to pay only the amount by which such aggregate amount of claims for breaches of representations and warranties under Article 4 exceeds said amount in the aggregate; provided, further, that in no event shall the amount of Seller's aggregate liability under this Section 9 (other than pursuant to clauses 9.1(a)(vi) through (xiii)) exceed the Purchase Price.

                 (d) The indemnification provided for in this Article 9 shall, from and after the Closing, be the sole remedy for any of the makers referred to herein.

             9.3 TIME AND MANNER OF CERTAIN CLAIMS. Except as otherwise expressly provided herein, Seller on the one hand, and Buyer, Syratech and Lifetime, on the other hand, shall be liable for damages for breaches of representations and warranties set forth in Articles 4 or 5 of this Agreement respectively and asserted under Section 9.1(a)(i) (other than those set forth in Sections 4.7(a) and 4.13) or Section 9.1(b)(i) respectively only to the extent that notice of a claim therefor complying with the requirements of this Section is asserted by the other in writing and delivered prior to the expiration of a period ending twelve (12) months from the Closing Date. Seller shall be liable for damages for breaches of representations and warranties set forth in Sections 4.7(a) and 4.13 only to the extent that notice of a claim therefor complying with the requirements of this Section is asserted by the other in writing and delivered prior to the expiration of a period ending thirty-six (36) months from the Closing Date. Any notice of a claim shall state specifically the facts giving rise to the alleged basis for the claim and the amount of liability asserted against the other party by reason of the claim.

             9.4 DEFENSE OF CLAIMS BY THIRD PARTIES. If any claim is made against Buyer, Syratech or Lifetime or Seller that, if sustained, would give rise to a lability of the other under this Agreement. Buyer. Syratech and Lifetime or Seller, as the case may be, shall promptly cause notice of the claim to be delivered to the others, provided that failure to give notice does not relieve the indemnifying party of liability in the absence of actual prejudice, and shall afford the other and its counsel, at the other's sole expense, the opportunity to defend or settle the claim, provided that failure to afford such opportunity does not relieve the indemnifying party of liability in the absence of actual prejudice. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld or delayed) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld or delayed). If notice is given to an indemnifying party of the commencement of any action and it does not, within 20 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. In the event that the indemnified party or parties shall have reasonably concluded that an actual or potential conflict exists between the indemnifying party and the indemnified party or parties in connection with the defense of such action, the indemnified party or parties shall be entitled to employ their own counsel and assume their own defense and the reasonable fees and expenses of such counsel shall be paid by the indemnifying party; provided, however, that in no event shall the indemnifying party be required to pay the fees and expenses of more than one firm of attorneys for all of the indemnified parties.

10. Miscellaneous.
    --------------

            10.1 BULK SALES COMPLIANCE. Buyer, Syratech and Lifetime each hereby waives compliance by Seller with the provisions of the Bulk Sales Law of any state which may be applicable to this transaction. In consideration of such waiver, Seller agrees to defend and indemnify Buyer, Syratech and Lifetime against and hold it harmless from any and all loss, liability, claim, damage or expense (including reasonable attorneys' fees) arising out of or resulting from such noncompliance, provided that such loss, liability, claim, damage or expense was not caused by conduct of the Business by any member of Buyer, Syratech and Lifetime.

             10.2 FINDERS. Buyer, Syratech, Lifetime and Seller respectively represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated by it except Seller has employed Paine Webber Incorporated. Seller shall indemnify and hold Buyer, Syratech and Lifetime harmless from and against any and all claims for brokers' commissions made by any party (including Paine Webber Incorporated) as a result of this Agreement and the transaction contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Seller. Buyer, Syratech and Lifetime shall indemnify and hold Seller harmless from and against any and all claims for brokers' commissions made by any party as a result of this Agreement and transactions contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Buyer, Syratech and Lifetime. Seller hereby covenants and agrees that it will, at any time and from time to time after the Closing at Buyer's sole expense (except as otherwise provided herein), do all such further acts and things as may be reasonably requested by Buyer for the effective transferring and delivering to Buyer, or for aiding and assisting Buyer in collecting and reducing to possession, any and all of the Assets.

             10.3 ENTIRE AGREEMENT. This Agreement (with its Schedules and Exhibits) together with the existing confidentiality agreement between the parties contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters (except as otherwise provided in Section 6.1), and cannot be changed or terminated orally.

             10.4 JURISDICTION AND GOVERNING LAW. Seller, Buyer, Syratech and Lifetime each hereby consents to personal jurisdiction in any action brought with respect to this Agreement and the transactions contemplated hereunder in any federal or state court within the City and State of New York and agrees that service of process may be accomplished pursuant to the provisions of Section 10.6 below. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to conflicts of law principles thereof.

             10.5 SCHEDULES: TABLES OF CONTENTS AND HEADINGS. Any matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed on all other Schedules to this Agreement to the extent that it should have been disclosed on such other Schedule. The table of contents and section headings of this Agreement and titles given to Schedules and Exhibits to this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

             10.6 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such address as a party may have specified by notice given to the other party pursuant to this provision):

(a) If to Seller c/o:

U.S. Industries, Inc.
101 Wood Avenue South
Iselin, New Jersey 08830
Attention: General Counsel
Telecopy No.: (908)767-2208

(b) If to Buyer or Syratech to:

Syratech Corporation
175 McClellan Highway
East Boston, MA 02128-9114
Attn: Mr. Leonard Florence,
         Chairman of the Board,
         President and Chief
         Executive Officer
Facsimile: 617-561-()77S

With copies to:

Faye A. Florence, Esq.
Vice President and General Counsel
Syratech Corporation
175 McClellan Highway
East Boston, MA 02128-9114
Facsimile: 617-561-0275
and

Bachner Tally Polevoy & Misher LLP
380 Madison Avenue
New York, NY 10017
Attn: Steven A. Fishman, Esq.
Facsimile: 212-682-5729

and

Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, NY 10019-6064
Attn: James L. Purcell, Esq.
Facsimile: 212-373-2145

and

(c) If to Lifetime, to:

Lifetime Hoan Corporation
One Merrick Avenue
Westbury, NY 11590
Attn: Mr. Milton L. Cohen
          Chairman of the Board
          President and Chief
          Executive Officer
Facsimile: 516-683-6116

with a copy to:.

Bachner Tally Polevoy & Misher LLP
 380 Madison Avenue
New York, NY 10017
Attn: Steven A. Fishman, Esq.
Facsimile: 212-682-5729

             10.7 SEPARABILITY. In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

             10.8 WAIVER. Any party may waive compliance by another with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

10.9 BINDING EFFECT: ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. All obligations of any of Buyer, Syratech and Lifetime hereunder, or under any instruments, agreements or other documents delivered at the Closing, are the joint and several obligations of each of Buyer, Syratech and Lifetime. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligation hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the others and any attempted assignment without the required consent shall be void; provided, however, that no such consent shall be required of any party for another party to assign part or all of its rights under this Agreement to one or more of its subsidiaries or affiliates, but no such assignment by a party of its rights or obligations hereunder shall relieve such party of any of its obligations under any of such agreements to the other parties hereto.

             10.10 BEST KNOWLEDGE. As used in this Agreement "to the best of Seller's knowledge" or words of similar import shall mean actual knowledge possessed by an executive of officer of Seller and "to the best of Buyer's knowledge" or words of similar import shall mean actual knowledge possessed by an executive officer of Buyer, Syratech or Lifetime.

10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.


                                          FARBERWARE INC


                                          By /s/ George H. MacLean
                                             --------------------------------


                                          FAR-B ACQUISITION CORP.

                                          By /s/ E. Merle Randolph
                                             --------------------------------


                                          SYRATECH CORPORATION


                                          By /s/ E. Merle Randolph
                                             --------------------------------


                                          LIFETIME HOAN CORPORATION


                                          By /s/ Fred Spivak
                                             --------------------------------



Guarantee
- ---------

In order to induce Buyer, Syratech and Lifetime to enter into this Agreement and consummate the transactions contemplated hereby, U.S. Industries, Inc. ("USI") hereby guarantees the performance of all obligations and undertakings of, and the payment when due of all amounts payable by, Seller under this Agreement (collectively, the "Obligations"). USI waives notice of acceptance of the guarantee set forth herein and also presentment, demand, protest, notice of protest and notice of dishonor of any of the Obligations guaranteed hereunder. No extension of time or other indulgence granted by any of Buyer, Syratech and Lifetime to Seller or USI, or either of them, and no default, failure, or delay, willful or otherwise, in the performance or payment by Seller of any Obligation hereunder, will release, impair or affect the obligations of USI and no omission or delay on the part of any member of Buyer, Syratech and Lifetime in exercising any right under this Guarantee or taking any action to collect or

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


enforce performance or payment of any of the Obligations shall be deemed a waiver of such right or release or affect the obligations of USI hereunder.


                                          U.S. INDUSTRIES, INC.


                                          By /s/ Chris Gunther
                                             --------------------------------























                                       39